Exhibit 4.2

Name of Company: LASHOU GROUP INC.
LASHOU GROUP INC.

Number:	Number	Class B Ordinary Share(s) - [no. of shares] -

Class B Ordinary Share(s): - [no. of shares] - Issued to: [name of shareholder] Dated Transferred from:

Incorporated under the laws of the Cayman Islands

Share capital is US$[•] divided into

(i) [•] Class A Ordinary Shares of a par value of US$0.0000005 each and

(ii) [•] Class B Ordinary Shares of a par value of US$0.0000005 each

THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Class B Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the                 day of              2011 by:

DIRECTOR

TRANSFER

I	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

shares standing in my name in the

undertaking called LASHOU GROUP INC.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor